Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with Post Effective Amendment No. 1 to Form S-1 Registration Statement (SEC file no. 333-153140) filed with the Securities and Exchange Commission as attorney for the registrant, Cormac Mining Inc.

DATED this 3rd day of June 2009.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	CONRAD C. LYSIAK
Conrad C. Lysiak